Exhibit 99.(a)(1)(ii)

Letter of Transmittal - to Tender Shares of abrdn Japan Equity Fund, Inc.

abrdn Japan Equity Fund, Inc. (“JEQ” or the “Fund”) trades on the NYSE under the ticker symbol “JEQ”.

The Fund has offered to purchase up to 50%, or 7,072,985 shares, of its common stock, par value $0.01 per share (the “Shares”), pursuant to the Offer to Purchase dated August 1, 2025 (the “Offer”). The Offer expires at 5:00 p.m. New York City time on September 2, 2025 (the “Expiration Date”), unless extended. See the Instructions on the reverse side. Your participation in the Offer is not required.

If you sign onto https://www.ComputershareCAS.com/abrdnjapan, you may complete the required steps to enter your instructions and receive directions on submitting your certificates, or, alternatively, you may properly complete, sign and deliver this Letter of Transmittal to Computershare Trust Company, N.A. (“Computershare”), in order to tender all or any of your shares of the Fund in the applicable tender offer.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THOSE SHOWN AT THE END OF THIS LETTER OF TRANSMITTAL DOES NOT CONSTITUTE A VALID DELIVERY. YOU MUST COMPLETE AND SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED. THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL AND THE OFFER TO PURCHASE SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

TO TENDER YOUR STOCK OF ABRDN JAPAN EQUITY FUND, INC. PURSUANT TO THE OFFER

If you wish to participate in the Offer, Computershare must receive your instructions before the Expiration Date in one of the

1.	Online: (https://abrdn.computersharecas.com) using the account code and control number found below:

Account Code

Security Key

2.	Mail: See delivery addresses on page 3.

Your stock certificates:

Locate and return the original certificates for JEQ if you are tendering your JEQ shares

Lost / Fund / Certificate Numbers	Shares	Lost / Fund / Certificate Numbers	Shares
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234
☐ XXXX12345678	12345678901234	☐ XXXX12345678	12345678901234

If you hold more than 10 certificates, not all certificates can be listed on this form.

Breakdown of your holding here at Computershare:

Total Certificated Shares	Total Book-Entry Share	Total Shares
1234567890123	1234567890123	1234567890123

I/we, the undersigned, hereby surrender to you for full or partial tender, as marked, the share(s) identified below. I/we hereby agree to the terms and conditions of the Offer to Purchase dated August 1, 2025 (“Offer to Purchase”). I/we hereby certify and warrant that: (i) I/we have received and read the Offer to Purchase; (ii) I/we have complied with all instructions on the reverse side of this Letter of Transmittal and the requirements of the Offer to Purchase; (iii) I/we have full authority to surrender these certificate(s) and give the instructions in this Letter of Transmittal; and (iv) the shares represented by these certificates are free and clear of all liens, restrictions, adverse claims and encumbrances. Please complete the third page if you would like to transfer ownership or request special mailing.

Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
	Signature of Shareholder	Date	Daytime Telephone #

X
	Signature of Shareholder	Date	Daytime Telephone #

PLACE AN ☒ IN ONE BOX ONLY

☐ Partial Tender
☐ Tender All	or

		WHOLE SHARES	FRACTIONS

Special Transfer Instructions		Special Mailing Instructions
If you want your Shares that were not tendered or purchased and/or your check for cash to be issued in another name, fill in this section with the information for the new account/payee name.	Signature Guarantee Medallion	Fill in ONLY if you want your check for cash to be mailed to someone other than the registered holder or to the registered holder at an address other than that shown on the front of this Letter of Transmittal.
Place an ☒ in all that apply:
Place an ☒ in all that apply:
☐ Register Shares and/or ☐ issue check(s) to:	(Title of Officer Signing this Guarantee)	Mail ☐ check(s) to:

Name (Please Print First, Middle & Last Name)	(Name of Guarantor - Please Print)

Name (Please Print First, Middle & Last
Name)

Address (Number and Street) (City,	(Address of Guarantor Firm)	Address (Number and Street)

State & Zip Code)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

Signatures of Holder(s)

Signatures of Holders(s)

TO TENDER YOUR STOCK OF ABRDN JAPAN EQUITY FUND, INC. PURSUANT TO THE OFFER

If you wish to participate in the tender, you need to submit your instructions before September 2, 2025 in one of the following ways.

1. Online: (https://abrdn.computersharecas.com) using the account code and control number found below:

Account Code
Security Key
2. Mail: See delivery addresses on page 3.

INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1.	Sign, date and include your daytime telephone number in this Transmittal form in Box 1. After completing all other applicable sections, return this Letter of Transmittal and your stock certificate(s) in the enclosed envelope. The method of delivery of any documents, including share certificates, is at the election and risk of the tendering shareholder. It is recommended that they be sent by registered mail, properly insured, with return receipt requested. Delivery will be deemed effective only when received by Computershare. Please refer to Section 4, “Procedures for Tendering Shares for Purchase, A. Proper Tender of Shares” and Section 4, “Procedures for Tendering Shares for Purchase: B. Signature Guarantees and Method of Delivery” of the Offer to Purchase when completing this Letter of Transmittal.

2.	If you are tendering all your Shares for cash, please check the Tender box only.

3.	If you are tendering some of your Shares for cash, please check the Partial Tender box and indicate the number of shares you wish to tender.

4.	Mutilated, Lost, Stolen or Destroyed Certificates. If any certificate representing Shares has been mutilated, lost, stolen or destroyed, please contact Computershare services at 800-647-0584 for instructions on how to replace your shares. If your certificates are not immediately available or you cannot deliver Shares and all other required documents to Computershare prior to 5:00 p.m., Eastern time on the Expiration Date, or your Shares cannot be delivered on a timely basis pursuant to the procedures for book-entry transfer prior to the Expiration Date, you may tender your Shares by or through any Eligible Institution (as defined in Section 4, “Procedures for Tendering Shares for Purchase, B. Signature Guarantees and Method of Delivery” of the Offer to Purchase) by properly completing and duly executing and delivering a Notice of Guaranteed Delivery, which must be received by Computershare prior to the Expiration Date, and by otherwise complying with the guaranteed delivery procedures set forth in Section 4, “Procedures for Tendering Shares for Purchase,” of the Offer to Purchase. Pursuant to such procedures, the certificates for all physically tendered Shares, or confirmation of book-entry transfer, as the case may be, as well as a properly completed and duly executed Letter of Transmittal, and all other documents required by this Letter of Transmittal, must be received by Computershare prior to 5:00 p.m., Eastern time on the first NYSE trading day after the date of execution of the Notice of Guaranteed Delivery, all as provided in Section 4, “Procedures for Tendering Shares for Purchase,” of the Offer to Purchase.

5.	If more than 7,072,985 Shares are duly tendered pursuant to the Offer (and not timely withdrawn as provided in Section 5, “Withdrawal Rights,” of the Offer to Purchase), the Fund, subject to the conditions listed in Section 3, “Certain Conditions of the Offer,” of the Offer to Purchase, will purchase Shares from participating shareholders, in accordance with the terms and conditions specified in the Offer to Purchase, on a pro rata basis (disregarding fractions), based upon the number of Shares duly tendered by or on behalf of each shareholder (and not timely withdrawn). If you participate in the Offer and the Offer is oversubscribed, any Shares that were not tendered or purchased will be returned to you in book-entry form promptly following the termination, expiration or withdrawal of the Offer, without further expense. The Fund does not intend to increase the number of Shares offered for purchase, even if more than 7,072,985 Shares are tendered by all shareholders in the aggregate.

6.	Determinations of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tenders will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in proper form or to refuse to accept for payment, purchase, or pay for, any Shares if, in the opinion of the Fund’s counsel, accepting, purchasing or paying for such shares would be unlawful. Please refer to Section 4, “Procedures for Tendering Shares for Purchase, E. Determinations of Validity” of the Offer to Purchase.

7.	If you want any Shares that were not tendered or purchased and/or check for cash to be issued in another name, fill in Box 7. Signature(s) must be medallion guaranteed. Please see Section 4, “Procedures for Tendering Shares for Purchase, B. Signature Guarantees and Method of Delivery” of the Offer to Purchase.

8.	Complete Box 8 only if your check for cash is to be delivered to a person other than the registered holder or to the registered holder at a different address.

9.	U.S. Securities Transfer Taxes. No U.S. securities transfer tax stamps or funds to cover such stamps need accompany this Letter of Transmittal, and the Fund will pay all securities transfer taxes, if any, with respect to the transfer to it of shares purchased pursuant to the Offer. If, however, (in the circumstances permitted by the Fund’s Offer to Purchase) Shares not tendered or purchased are to be registered in the name of any person other than the registered holder, or if tendered certificates are registered in the name of any person other than the person(s) signing this Letter of Transmittal, the amount of any U.S. securities transfer taxes (whether imposed on the registered holder or such other person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

10.	Form W-9. Under U.S. Federal Income Tax law, each participating U.S. stockholder is required to provide Computershare with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment and you may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding. FAILURE TO PROVIDE COMPUTERSHARE WITH THE CORRECT TAXPAYER IDENTIFICATION NUMBER WILL RESULT IN A DEFECTIVE SUBMISSION AND THE FUND WILL BE UNABLE TO PURCHASE SUCH SHAREHOLDER’S SHARES.

11.	Form W-8. Each participating Non-U.S. shareholder must submit a properly executed Certificate of Foreign Status (Form W-8BEN or other appropriate type of Form W-8 along with any required attachment, if any), signed under penalties of perjury, attesting to that person’s exempt status. Copies of Form W-8BEN are provided with this Letter of Transmittal. Other types of Form W-8 can be found on the IRS website at http://www.irs.gov/formspubs/index.html. FAILURE OF A PARTICIPATING NON-U.S. SHAREHOLDER TO PROVIDE COMPUTERSHARE WITH THE APPROPRIATE COMPLETED FORM W-8 WILL RESULT IN A DEFECTIVE SUBMISSION AND THE FUND WILL BE UNABLE TO PURCHASE SUCH SHAREHOLDER’S SHARES.

Requests for assistance should be directed to, and additional copies of the Offer to Purchase, the Notice of Guaranteed Delivery and this Letter of Transmittal may be obtained from, the Information Agent at the telephone number set forth below, or from your broker, dealer, commercial bank, trust company, or other nominee. The Information Agent will also provide shareholders, upon request, with a Certificate of Foreign Status (Form W-8 or other appropriate type of Form W-8).

The Information Agent for the Offer is:	The Depositary for the Offer is:

EQ FUND SOLUTIONS, LLC
All Holders Call Toll Free: (800) 284-7175
By Express Mail:
By Mail	or Overnight Courier:

Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
c/o Voluntary Corporate Actions COY CHF	c/o Voluntary Corporate Actions COY JEQ
P.O. Box 43011	150 Royall Street, Suite V
Providence, RI 02940-3011	Canton, MA 02021